EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 5, 2009, relating to the financial statements of Spartan Stores, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the annual report on Form 10-K of the Company for the year ended March 28, 2009.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan
August 28, 2009